Exhibit 99.1
Quality Systems Inc.

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700 Irvine, CA 92612	Phone: (303) 804-0494 slewis@qsii.com
Phone: (949) 255-2600 Paul Holt, CFO, pholt@qsii.com
FOR IMMEDIATE RELEASE
JULY 28, 2011
QUALITY SYSTEMS, INC. REPORTS RECORD FISCAL 2012 FIRST QUARTER RESULTS; BOARD APPROVES 2:1
STOCK SPLIT; AND PRESIDENT PATRICK B. CLINE PLANS TO RETIRE
     IRVINE, Calif. ... July 28, 2011 ... Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2012 first quarter ended June 30, 2011.
     The Company reported record net revenues of $100.4 million for the fiscal 2012 first quarter, an increase of 21 percent when compared with $82.9 million in the fiscal 2011 first quarter. Net income for the fiscal 2012 first quarter reached a record $19.0 million, up 57 percent versus $12.1 million for the comparable period a year ago. Fully diluted earnings per share were $0.65 in the first quarter of fiscal 2012, compared with $0.42 fully diluted earnings per share for the fiscal 2011 first quarter, an increase of 55 percent.
     “This fiscal year is off to a strong start as evidenced by our first quarter’s financial results. We are pleased with the Company’s performance this quarter as our pipeline continues to build. Additionally, all four of our business units remain on target, performing to plan. The stimulus incentives and road to achieving Meaningful Use gained additional momentum in the marketplace this quarter, and play a key role in our ongoing business operations and anticipated growth,” noted Steven T. Plochocki, Quality Systems’ chief executive officer.
     The Company also announced that on July 27, 2011, its Board of Directors approved a two-for-one split of the Company’s common stock and a proportional increase in the number of Company common shares authorized from 50 million to 100 million. Each shareholder of record at the close of business on October 6, 2011 will receive one additional share for every outstanding share held on the record date. The additional shares will be distributed October 26, 2011 and trading will begin on a split-adjusted basis on October 27, 2011.
     Furthermore, the Company announced that Patrick B. Cline, president and a board member of Quality Systems, plans to retire later this calendar year.
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Quality Systems, Inc.
Fiscal 2012 First Quarter Results

     “Pat has been an integral member of our senior management team since joining Quality Systems. On behalf of the entire company, we wish Pat all the best and value the notable contributions he has made over the years to the growth and success of our organization. We appreciate the assistance he will provide the Company as we seek to transition his responsibilities,” Plochocki explained.
     Quality Systems, Inc. also announced that the Company’s Board of Directors declared a quarterly cash dividend of Thirty-Five Cents ($0.35) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of September 16, 2011 with an anticipated distribution date of October 5, 2011. The $0.35 per share cash dividend is pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock, subject to further Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.
     Quality Systems will host a conference call to discuss its fiscal 2012 first quarter results on Thursday, July 28, 2011 at 10:00 AM ET (7:00 AM PT). All participants should dial 877-941-1468 at least ten minutes prior to the start of the call. International callers should dial 480-629-9869. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 or 303-590-3030 and enter reservation identification number 4459575. The replay will be available from approximately 12:00 PM ET on Thursday, July 28, 2011, through 11:59 PM ET on Thursday, August 4, 2011.
     A transcript of the conference call will be made available on the Company’s website at www.qsii.com.
     About Quality Systems, Inc.
     Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.
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Quality Systems, Inc.
Fiscal 2012 First Quarter Results

     SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Management believes that these forward looking statements are reasonable and are based on reasonable assumptions and forecasts, however, undue reliance should not be placed on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,
	2011	2011
Revenues:
Software, hardware and supplies	$28,911	$24,756
Implementation and training services	5,472	4,308

System sales	34,383	29,064
Maintenance	31,502	25,536
Electronic data interchange service	12,092	9,764
Revenue cycle management and related services	11,881	10,772

Other services	10,584	7,791

Maintenance, EDI, RCM and other services	66,059	53,863

Total revenues	100,442	82,927

Cost of revenue:
Software, hardware and supplies	4,614	6,212
Implementation and training services	4,075	2,990

Total cost of system sales	8,689	9,202
Maintenance	3,854	3,454
Electronic data interchange service	7,962	6,709
Revenue cycle management and related services	8,826	8,145
Other services	5,597	4,349

Total cost of maintenance, EDI, RCM and other services	26,239	22,657

Total cost of revenue	34,928	31,859

Gross profit	65,514	51,068
Operating expenses:
Selling, general and administrative	29,386	26,238
Research and development costs	6,827	5,456
Amortization of acquired intangible assets	482	347

Total operating expenses	36,695	32,041

Income from operations	28,819	19,027
Interest income	82	60
Other income, net	(38)	(6)

Income before provision for income taxes	28,863	19,081
Provision for income taxes	9,880	6,989

Net income	$18,983	$12,092

Net income per share:
Basic	$0.65	$0.42
Diluted	$0.65	$0.42
Weighted average shares outstanding:
Basic	29,181	28,896
Diluted	29,400	29,057
Dividends declared per common share	$0.35	$0.30

QUALITY SYSTEMS, INC
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30	March 31,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$124,054	$116,617
Restricted cash	4,487	3,787
Marketable securities	1,110	1,120
Accounts receivable, net	148,907	139,772
Inventories	2,145	1,933
Deferred income tax assets, net	10,397	10,397
Other current assets	8,232	8,768

Total current assets	299,332	282,394
Equipment and improvements, net	13,778	12,599
Capitalized software costs, net	15,738	15,150
Intangibles, net	17,919	16,890
Goodwill	48,624	46,721
Other assets	4,892	4,932

Total assets	$400,283	$378,686

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,938	$6,686
Deferred revenue	80,027	76,695
Accrued compensation and related benefits	9,901	10,274
Income taxes payable	7,889	3,530
Dividends payable	10,229	10,162
Other current liabilities	18,575	29,316

Total current liabilities	131,559	136,636
Deferred revenue, net of current	1,106	1,099
Deferred income tax liabilities, net	11,384	11,384
Deferred compensation	2,784	2,488
Other noncurrent liabilities	2,918	2,409

Total liabilities	149,751	154,016

Commitments and contingencies
Shareholders’ equity:
Common Stock $0.01 par value; authorized 50,000 shares; issued and outstanding 29,264 and 29,034 shares at June 30, 2011 and March 31, 2011, respectively	292	290
Additional paid-in capital	150,363	133,259
Retained earnings	99,877	91,121

Total shareholders’ equity	250,532	224,670

Total liabilities and shareholders’ equity	$400,283	$378,686